EXHIBIT 99.1

Sentient Brands Holdings Inc. Signs Letter of Intent with

Major International Food and Beverage Products Manufacturer

New York, NY, August 22, 2023 (GLOBE NEWSWIRE) — Sentient Brands Holdings Inc. (OTC Markets: SNBH) (“Sentient Brands” and the “Company”) (www.sentientbrands.com), a next-level product and brand development company with a strategic mission to develop and market high value products and services, today announced that it has entered into a Letter of Intent with American Industrial Group, Inc. (“AIG”) in connection with the Company’s potential acquisition of AIG’s portfolio of alcohol and non-alcoholic beverage, confectionery, and baking goods businesses.

As part of its M&A strategy, Sentient Brands has been actively seeking attractive potential acquisition targets with the goal of strengthening the Company’s business model and augmenting its revenue, intellectual property, and global footprint. Sentient Brands is a holding company with the ability to own and operate a portfolio of operating businesses.

AIG is a group of international, vertically integrated food and beverage products manufacturing companies, encompassing eight factories and 170 distributors across 22 countries. AIG markets and sells its products through various U.S. big box stores and maintains USDA Organic and OK Kosher certifications for its product lines.

Dante Jones, the Company’s acting CEO, stated: “We believe that today’s announcement represents a significant opportunity to strategically position the Company within sectors exhibiting exceptional growth potential, consistent with the Company’s M&A strategy to identify high growth businesses. We are enthusiastic about the proposed M&A transaction, which underscores our commitment to delivering long-term value our shareholders.”

The Company’s Chief Operating Officer, George Furlan, stated, “Should this potential M&A transaction with AIG come to fruition, it would establish us as an international enterprise with global reach and distribution capabilities within the food and beverage industries.”

About Sentient Brands Holdings Inc.

Sentient Brands Holdings Inc. (“Sentient Brands” and the “Company”) (www.sentientbrands.com) is a next-level product and brand development company with a strategic mission to develop and market world-class products and services. Guided by the ethos, “We build brands people love,” Sentient Brands is led by accomplished professionals deeply rooted in brand-building expertise. The Company strives to cultivate a high-performance culture, enrich the lives of its consumers, and add value to its shareholders.

For more information on Sentient Brands Holdings Inc.:

www.sentientbrands.com

www.instagram.com/sentientbrandsholdings/?ref=bklyner.com

About American Industrial Group, Inc.:

American Industrial Group, Inc. and its affiliates (collectively, “AIG”) is a group of global, vertically integrated, food and beverage products manufacturers, encompassing eight factories (the oldest of which was established in 1944), U.S. co-packing and manufacturing operations, and 170 distributors spanning 22 countries. AIG epitomizes “quality guaranteed from seed-to-shelf”.

AIG distributes its products through prominent retailers including Albertsons, Target, Walmart, Wegmans, Costco, Safeway, H-E-B, Super Foods, BEVMO, Ralphs, United Supermarkets, Giant Eagle, WinCo Foods, Kroger, Loblaw’s, Woodman’s Markets, Harmons, BUSCH’S, Total Wine & More, Cub Foods, King Scoopers, Save Mart Supermarkets, Cost Plus World Market, Hy-Vee, Piggly Wiggly, Smiths, Dierbergs, Harris Teeter, and Fresh Tyme Market.

AIG’s clients and partners encompass Voss Water, GLOW, Aramark, Archer Farms, AQUAhydrate, Kahlua, XS Energy, Hawaiian Tropic, Green Mountain Energy, PepsiCo, Microsoft, Nestle, Boeing, and Starbucks.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements. This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Sentient Brands Holdings Inc.

646-202-2897

info@sentientbrands.com